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                                                                     Exhibit 8.5


                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                                     30th Floor
                                San Diego, CA  92101



                                   August 14, 1998


PNC Bank, National Association
Airport Business Center
200 Stevens Drive, Suite A-440
Lester, Pennsylvania  19113

Ladies and Gentlemen:

          Reference is made to the Custodian Services Agreement between us dated as of April 1, 1993 (the "Agreement").

          Pursuant to Section 2 of the Agreement, this will confirm that we wish to appoint you to provide custodian services under the Agreement to our newly established Large Cap Value Fund. A full list of Funds covered by the Agreement is set forth in Exhibit A.

          Please indicate your acceptance of this amendment by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,



E. Blake Moore, Jr.
Secretary


AGREED:

PNC BANK, NATIONAL ASSOCIATION


By:
   ---------------------------
Title:
      ------------------------

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                                     EXHIBIT A

        Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-Applegate
                                 Core Growth Fund)
                      Nicholas-Applegate Large Cap Growth Fund
                      Nicholas-Applegate Mini Cap Growth Fund
       Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-Applegate
                               Emerging Growth Fund)
          Nicholas-Applegate Convertible Fund (formerly Nicholas-Applegate
                               Income & Growth Fund)
                      Nicholas-Applegate Balanced Growth Fund
                      Nicholas-Applegate Worldwide Growth Fund
                 Nicholas-Applegate International Core Growth Fund
                     Nicholas-Applegate Emerging Countries Fund
                   Nicholas-Applegate Global Growth & Income Fund
               Nicholas-Applegate International Small Cap Growth Fund
                        Nicholas-Applegate Money Market Fund
                           Nicholas-Applegate Value Fund
                      Nicholas-Applegate High Yield Bond Fund
                      Nicholas-Applegate Strategic Income Fund
              Nicholas-Applegate Short-Intermediate Fixed Income Fund
            Nicholas-Applegate High Quality Bond Fund (formerly Nicholas-
                  Applegate Fully Discretionary Fixed Income Fund)
                      Nicholas-Applegate Global Blue Chip Fund
                   Nicholas-Applegate Emerging Markets Bond Fund
                        Nicholas-Applegate Pacific Rim Fund
                       Nicholas-Applegate Greater China Fund
                       Nicholas-Applegate Latin America Fund
                     Nicholas-Applegate Global Technology Fund
                      Nicholas-Applegate Large Cap Value Fund